                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported)
                        April 29, 2004 (April 29, 2004)

                     St. Mary Land & Exploration Company
              (Exact name of registrant asspecified in its charter)

           Delaware                      001-31539              41-0518430
 (State or other jurisdiction           (Commission           (I.R.S Employer
       of incorporation)                File Number)         Identification No.)

             1776 Lincoln Street, Suite 700, Denver, Colorado 80203
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 861-8140

                                 Not applicable
         (Former name or former address, if changed since last report.)

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

                  The following exhibit is furnished as part of this report:

                  Exhibit 99.1     Press release of St. Mary Land &
                                   Exploration Company dated April 29, 2004

Item 12.  Results of Operations and Financial Condition.

     On April 29, 2004, St. Mary Land & Exploration Company issued a press release which announced its results of operations for the quarterly period ended
March 31, 2004. The press release is furnished as part of this report as Exhibit
99.1. As indicated in the press release, the Company has scheduled a related first quarter 2004 earnings teleconference call for April 30, 2004, at 8:00 a.m.
(MDT). The teleconference call is publicly accessible and the press release includes instructions as to when and how to access the teleconference and the location on the Company's web site where the teleconference information will be available.

     The press release contains information about the Company's discretionary cash flow, which is a "non-GAAP financial measure" under SEC rules. The press release also presents information about the Company's net cash provided by operating activities, which is the most directly comparable GAAP financial measure, and contains a reconciliation of discretionary cash flow to net cash provided by operating activities for the periods presented, a presentation of other cash flow information under GAAP, and a statement indicating why management believes that the presentation of discretionary cash flow provides useful information to investors.

     In accordance with General Instruction B.6. of Form 8-K, the information in this report furnished pursuant to Item 12, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that section, and such information and Exhibit shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except if expressly set forth by specific statement or reference in such a filing.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ST. MARY LAND & EXPLORATION COMPANY

Date:  April 29, 2004                    By: /s/ DAVID W. HONEYFIELD
                                             -----------------------
                                             David W. Honeyfield
                                             Vice President - Finance,
                                             Treasurer and Secretary